                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Equity Incentive Plan, as amended, of Coulter Pharmaceutical, Inc., of our report dated January 27, 1999, with respect to the consolidated financial statements of Coulter Pharmaceutical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
June 16, 1999